Exhibit i.4

                         OPINION AND CONSENT OF COUNSEL

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[LETTERHEAD]

                                                               THE PHOENIX FUNDS

                                        February 28, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:      Phoenix Multi-Portfolio Fund
                  Post-Effective Amendment No. 29 to
                  Registration Statement no. 33-19423

Ladies and Gentlemen:

         As counsel to Phoenix Investment Counsel, I have participated in the development of and am familiar with the Phoenix Multi-Portfolio Fund (the "Trust"), an open end, management company whose shares are the subject of the above-captioned registration statement on Form N-1A. Post-Effective Amendment No. 29 to this registration statement adds a new portfolio to the Trust, Phoenix-Seneca Tax Sensitive Growth Fund.

         In rendering my opinion, I have examined such documents, records, and matters of law as I deemed necessary for purposes of this opinion. I have assumed the genuineness of all signatures of all parties, the authenticity of all documents submitted as originals, the correctness of all copies and the correctness of all written or oral statements made to me.

         [Based upon this review, I am of the opinion that each class of shares of all portfolios of Phoenix Multi-Portfolio Fund have been validly and duly issued, fully paid and non-assessable. Furthermore,] I am of the opinion that after effectiveness of the post-effective amendment and the registration or qualification in the appropriate states, and upon payment of the consideration described in the registration statement, each share of each class of shares of Phoenix-Seneca Tax Sensitive Growth Fund, when issued, will have been validly and duly issued, fully paid and non-assessble.

         My opinion is rendered solely in connection with the Registration Statement on Form N-1A under which the Shares will be registered and may not be relied upon for any other purposes without my written consent. I hereby consent to the use of this opinion as an exhibit to such Registration Statement.

                                        Yours truly,

                                        /s/ Nancy J. Engberg
                                        Nancy J. Engberg